Press Release

            Global Realty Development Corp. Completes The Acquisition
                     of Majority Interest in the TFM Group

           TFM Launches Television, Film & Music Production Divisions

CORAL SPRINGS, Fla.--(BUSINESS WIRE)--October 10, 2006--Global Realty Development Corp. (OTCBB: GRLY - News), today announced that it has acquired a 51% interest in the TFM Group, ("TFM"). TFM, which will have a seasoned management team of entertainment executives in the television, film and music industries, has been formed to develop a reality show called, "Recreating A Legend" Los Ultimos Heroes for the past two years. The show shall be a music based reality show, featuring members of the former group Menudo, which is expected to span three continents and deliver multiple revenue streams including the standard advertising, product placement and sponsorship participation, as well as a new CD release and the intended launch of a World Tour and worldwide merchandising campaign. Roy A. Sciacca, Managing Partner of TFM stated "our group is focused on the emerging Latin Markets. We believe that a significant opportunity exists by developing a project based upon the world of Menudo, the most successful boy band of all time."

Commenting  further,  Mr. Sciacca  stated,  "Our initial  project  "Recreating A
Legend" is expected to be the launch of the first ever "World Cup Style Music Television" reality show, which is intended to serve as the basis for creating an international competition. This competition is expected to span three continents and be a fierce showdown during the 13 episodes that are anticipated to be produced. Nations will vie for the top coveted spot. We believe that our SMS text message component will be the first ever to span a world wide multi-carrier voting campaign. The final winner will become the newest member of the international music sensation; Los Ultimos Heroes (the Ultimate Menudo Generation).TFM is currently entertaining numerous offers from major television networks from around the globe for distribution of "Recreating A Legend". The fall of 2007 will reveal the newest member of the Latin music sensation, Los Ultimos Heroes. We believe that creating our own distinctive brand is the key driver that will fuel our unique and enduring entertainment and marketing ventures."

Robert Kohn, Global Realty's CEO commented "We are elated by this latest acquisition which will allow us to pursue our objective of increasing our presence in the television, film and music industries. We believe we are building a presence in this space that will create significant long term value for our shareholders "

Global Realty's consideration consists of the issuance of 6,000,000 shares of restricted stock of Global and 3,000,0000 warrants allowing the Partners of TFM to purchase restricted shares of Global for $1.00 per share. Additionally, a performance based equity compensation package has been agreed upon for the founders and/or key contributors to TFM. The original partners of TFM have agreed to loan the Company $1.5 million to fund the initial operations of TFM .


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About Global Realty Development Corp.

Global Realty Development Corp. is an international land development company operating through various real estate development subsidiaries. The Company is primarily engaged in the acquisition and development of real estate in Australia. Global previously acquired MJD Films and is now focused on pursuing opportunities in the entertainment industry.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of GLOBAL officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future GLOBAL actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and GLOBAL has no specific intention to update these statements.


Contact:
Redwood Consultants, LLC
Jens Dalsgaard, 415-884-0348
InvestorInfo@RedwoodConsultants.com